                                                                    Exhibit 99.2

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "SECOND AMENDMENT") made on this 22nd day of May, 2007, by and between Everlast Worldwide Inc., a Delaware corporation, with its principal place of business located at 1350 Broadway,
Suite 2300, New York, New York 10018 ("Employer"), and Gary J. Dailey
("Employee") residing at 24 Lamarr Avenue, Melville, New York 11747.

      WHEREAS, Employer and Employee entered into an Employment Agreement, dated
January 1, 2006, as amended by the First Amendment to Employment Agreement dated
April 26, 2007 (collectively, the "Agreement"); and

      WHEREAS, Employer and Employee wish to amend the terms of the Agreement to make clear that the Agreement complies with the current tax regulations applicable to the Agreement, and to provide for other changes of clarification, as hereinafter provided,

      NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. DEFINED TERMS. All capitalized terms contained in this Second Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the
Agreement unless the context hereof clearly provides otherwise.

      2. CHANGE IN CONTROL. Section 10 of the Agreement is hereby amended as follows:

            (a) The first paragraph of Section 10, Change in Control, shall be deleted, in its entirety and the following provision shall be inserted in its place and stead:

                  "(a) For the purposes of this Agreement, the term "Change in
Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) Any person is or becomes the
"beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
(ii) any one of the following occur: (A) any merger or consolidation of the
Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 20% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company;
(D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change in Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or (iii) individuals who, during any period of 12 consecutive months, are members of the Board of Directors of the
Company at the beginning of such period (the "Existing Directors"), cease, for any reason, to constitute a majority of the number of the directors of the
Company as determined in the manner prescribed in the Company's Certificate of
Incorporation and Bylaws; provided, however, that if the election or nomination for election, by the Company's stockholders, of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the
Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, then and in that event the Employee shall be entitled to and paid the following benefits upon the subsequent termination of his employment or an assignment to a new position not commensurate with his previous commission during the term of this agreement and in addition to the compensation and benefits otherwise set fort herein."

      3. CONFLICTING PROVISIONS. In the event of any conflict or inconsistency between the provisions of this Second Amendment and those contained in the
Agreement, the provisions of this Second Amendment shall govern and control and be binding upon the parties hereto.

      4. MISCELLANEOUS PROVISIONS. (a) Except as modified by this Second
Amendment, the Agreement and all executory covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

            (b) The covenants, agreements, terms and conditions contained in this Second Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

            (c) This Second Amendment may not be changed orally but only by a writing signed by both parties hereto.

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      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the day and year first above written.

                                       EVERLAST WORLDWIDE INC.

                                       By: /s/ Seth A. Horowitz
                                           -------------------------------------
                                           Name:  Seth A. Horowitz
                                           Title: CEO and President

                                       /s/ Gary J. Dailey
                                       -----------------------------------------
                                       Gary J. Dailey

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